2023 Fourth Quarter & Full Year February 6, 2024

2 Highlights Revenue • 4.4% organic revenue growth in Q4 2023 • Advertising & Media, led by the performance of our global media businesses, had 9.3% organic growth in Q4 2023 • Full-year 2024 total organic revenue growth estimated to be 3.5% to 5.0% Income • Adjusted operating income $661.2 million, up 2.9% yr/yr in Q4. Adjusted EBITA $682.6 million, up 3.0% yr/yr in Q4(i) • 16.3% operating income margin and 16.8% adjusted EBITA margin in Q4(i) • $2.20 in Q4 non-GAAP adjusted diluted EPS, +5.3%(i) Business update • New global business wins create a positive tailwind for 2024 • Flywheel Digital acquisition (Jan 2, 2024) is a significant opportunity to drive growth for clients in digital commerce and retail media • Omni applying GenAI to proprietary and client data to deliver intelligent insights mining, performance optimization, campaign recalibration, and creative automation Capital allocation • $570.8 million share repurchases and $633.6 million in common dividends for full year 2023 • 40.5% Return on Equity and 25.8% Return on Invested Capital for the 12 months ended December 31, 2023 (i) See Non-GAAP reconciliations on pages 19 - 22.

3 Fourth Quarter Full Year 2023 2022 2023 2022 Revenue $ 4,060.9 $ 3,868.2 $ 14,692.2 $ 14,289.1 Operating Expenses (a) 3,414.2 3,225.5 12,587.5 12,205.8 Operating Income 646.7 642.7 2,104.7 2,083.3 Net Interest Expense 26.8 25.9 111.8 137.9 Income Tax Expense(b) 164.2 163.5 524.9 546.8 Income from Equity Method Investments 2.1 2.6 5.2 5.2 Net Income Attributed to Noncontrolling Interests 32.1 26.1 81.8 87.3 Net Income - Omnicom Group Inc.(a)(b) $ 425.7 $ 429.8 $ 1,391.4 $ 1,316.5 Diluted Shares 199.5 205.2 201.4 207.0 Net Income per Share - Diluted(a)(b) $ 2.13 $ 2.09 $ 6.91 $ 6.36 Dividends Declared Per Common Share $ 0.70 $ 0.70 $ 2.80 $ 2.80 Income Statement Summary In millions except per share amounts. See Notes (a) and (b) on page 13.

4 Revenue Change Fourth Quarter Full Year $ % ∆ $ % ∆ Prior Period Revenue $ 3,868.2 $ 14,289.1 Foreign exchange rate impact(1) 47.0 1.2% (28.3) (0.2) % Acquisition revenue, net of disposition revenue(2) (25.6) (0.7) % (153.1) (1.1) % Organic growth(3) 171.3 4.4% 584.5 4.1 % Current Period Revenue $ 4,060.9 5.0% $ 14,692.2 2.8 % In millions. See Definitions (1) though (3) on page 13.

5 Revenue by Discipline Fourth Quarter Revenue % of Rev % Growth % Organic Growth(3) Advertising & Media $ 2,294.0 56.5% 11.1% 9.3 % Precision Marketing 360.8 8.9% 0.2% (1.1) % Commerce & Branding 222.0 5.5% 1.9% 1.0 % Experiential 205.9 5.1% (7.8) % (8.0) % Execution & Support 207.6 5.1% (19.8) % (0.4) % Public Relations 417.4 10.3% 3.5% (2.9) % Healthcare 353.2 8.6% 3.7% 3.6 % Total $ 4,060.9 100.0% 5.0% 4.4 % Full Year Revenue % of Rev % Growth % Organic Growth(3) Advertising & Media $ 7,891.2 53.7% 6.2% 6.5 % Precision Marketing 1,473.5 10.0% 3.3% 3.1 % Commerce & Branding 853.7 5.8% 0.7% 1.2 % Experiential 651.4 4.4% 2.5% 3.0 % Execution & Support 880.8 6.0% (17.7) % (1.0) % Public Relations 1,578.9 10.7% 1.7% (0.8) % Healthcare 1,362.7 9.4% 3.1% 3.8 % Total $ 14,692.2 100.0% 2.8% 4.1 % In millions. See Definitions (1) though (3) on page 13.

6 Fourth Quarter Revenue % of Rev % Growth % Organic Growth(3) United States $ 1,940.0 47.8% (0.6) % 0.6 % Other North America 122.2 3.0% (3.2) % (1.3) % United Kingdom 423.6 10.4% 10.7% 5.8 % Euro Markets & Other Europe 829.0 20.4% 18.0% 14.1 % Asia Pacific 506.8 12.5% 9.6% 10.9 % Latin America 128.8 3.2% 23.7% 13.7 % Middle East & Africa 110.5 2.7% (19.8) % (17.3) % Total $ 4,060.9 100.0% 5.0% 4.4 % Revenue by Region Full Year Revenue % of Rev % Growth % Organic Growth(3) United States $ 7,471.6 50.9% 1.4% 2.6 % Other North America 479.4 3.3% (1.9) % 3.0 % United Kingdom 1,587.3 10.8% 4.0% 4.7 % Euro Markets & Other Europe 2,679.6 18.2% 7.9% 7.2 % Asia Pacific 1,777.9 12.1% 1.8% 6.0 % Latin America 386.8 2.6% 17.6% 13.0 % Middle East & Africa 309.6 2.1% (10.7) % (5.8) % Total $ 14,692.2 100.0% 2.8% 4.1 % In millions. See Definitions (1) though (3) on page 13.

7 Fourth Quarter Full Year 2023 2022 2023 2022 Pharmaceuticals and Healthcare 17% 18% 16% 16% Food and Beverage 15% 14% 15% 14% Auto 11% 10% 12% 10% Technology 8% 10% 8% 11% Consumer Products 9% 7% 8% 8% Financial Services 7% 8% 8% 7% Travel & Entertainment 6% 7% 6% 7% Retail 7% 6% 6% 6% Telecommunications 4% 4% 4% 5% Government 4% 3% 4% 3% Services 3% 3% 3% 2% Oil, Gas & Utilities 2% 2% 2% 2% Education 1% 1% 1% 1% Not-for-Profit 1% 1% 1% 1% Other 5% 6% 6% 7% Total 100% 100% 100% 100% Revenue by Industry Sector Note: Prior year period amounts conform to the current period presentation.

8 Operating Expense Detail Fourth Quarter Full Year 2023 % of Rev 2022 % of Rev 2023 % of Rev 2022 % of Rev Revenue $ 4,060.9 $ 3,868.2 $ 14,692.2 $ 14,289.1 Operating expenses: Salary and related costs 1,906.1 46.9% 1,853.4 47.9% 7,212.8 49.1% 7,197.9 50.4 % Third-party service costs(c) 884.0 21.8% 786.5 20.3% 2,917.9 19.9% 2,585.5 18.1 % Third-party incidental costs(d) 163.9 4.0% 152.1 3.9% 570.5 3.9% 542.5 3.8 % Total salary and service costs 2,954.0 2,792.0 10,701.2 10,325.9 Occupancy and other costs 290.9 7.2% 294.4 7.6% 1,168.8 8.0% 1,168.6 8.2 % Repositioning costs(a) — — % — — % 191.5 1.3% — — % Gain on disposition of subsidiary(a) — — % — — % (78.8) (0.5) % — — % Charges arising from the effects of the war in Ukraine(a) — — % — — % — — % 113.4 0.8 % Cost of services 3,244.9 3,086.4 11,982.7 11,607.9 Selling, general and administrative expenses(a) 115.6 2.8% 84.5 2.2% 393.7 2.7% 378.5 2.6 % Depreciation and amortization 53.7 1.4% 54.6 1.4% 211.1 1.4% 219.4 1.5 % Total operating expenses 3,414.2 84.1% 3,225.5 83.4% 12,587.5 85.7% 12,205.8 85.4 % Operating Income $ 646.7 $ 642.7 $ 2,104.7 $ 2,083.3 In millions. See Notes on page 13.

Income Statement Summary - Non-GAAP Adjusted

	Fourth Quarter				Full Year					
	Reported 2023	Non-GAAP Adjustments	Non-GAAP Adjusted 2023	Reported 2022	Reported 2023	Non-GAAP Adjustments	Non-GAAP Adjusted 2023	Reported 2022	Non-GAAP Adjustments	Non-GAAP Adjusted 2022
Revenue	$4,060.9	$ —	$ 4,060.9	$3,868.2	$14,692.2	$ —	$ 14,692.2	$14,289.1	$ —	$ 14,289.1
Operating Expenses:										
Real estate and other repositioning costs[(a)]		—		—		(191.5)			—	
Charges arising from the effects of the war in Ukraine[(a)]		—		—		—			(113.4)	
Gain on disposition of subsidiary[(a)]		—		—		78.8			—	
Acquisition transaction costs[(a)]		(14.5)		—		(14.5)			—	
Operating Expenses[(a)]	3,414.2	(14.5)	3,399.7	3,225.5	12,587.5	(127.2)	12,460.3	12,205.8	(113.4)	12,092.4
Operating Income[(a)]	646.7	14.5	661.2	642.7	2,104.7	127.2	2,231.9	2,083.3	113.4	2,196.7
Operating Income Margin %	*15.9 %*		*16.3 %*	*16.6 %*	*14.3 %*		*15.2 %*	*14.6 %*		*15.4 %*
Net Interest Expense	26.8	—	26.8	25.9	111.8	—	111.8	137.9	—	137.9
Income Tax Expense[(b)]	164.2	1.5	165.7	163.5	524.9	24.6	549.5	546.8	(4.8)	542.0
Income Tax Rate	*26.5 %*		*26.1 %*	*26.5 %*	*26.3 %*		*25.9 %*	*28.1 %*		*26.3 %*
Income from Equity Method Investments	2.1	—	2.1	2.6	5.2	—	5.2	5.2	—	5.2
Net Income Attributed to Noncontrolling Interests	32.1	—	32.1	26.1	81.8	—	81.8	87.3	—	87.3
Net Income - Omnicom Group Inc.[(a)(b)]	$ 425.7	$ 13.0	$ 438.7	$ 429.8	$1,391.4	$ 102.6	$ 1,494.0	$1,316.5	$ 118.2	$ 1,434.7
Net Income per Share - Diluted[(a)(b)]	$ 2.13	$ 0.07	$ 2.20	$ 2.09	$ 6.91	$ 0.50	$ 7.41	$ 6.36	$ 0.57	$ 6.93
EBITA	$ 668.1	$ 14.5	$ 682.6	$ 662.7	$2,185.0	$ 127.2	$ 2,312.2	$2,163.6	$ 113.4	$ 2,277.0
EBITA Margin %	*16.5 %*		*16.8 %*	*17.1 %*	*14.9 %*		*15.7 %*	*15.1 %*		*15.9 %*

In millions except per share amounts. See Notes on page 13 and Non-GAAP reconciliations on pages 19 - 22.

Omnicom

9

10 Cash Flow Performance Year Ended December 31, 2023 2022 Free Cash Flow(4) $ 1,884.8 $ 1,770.5 Primary Uses of Cash: Dividends paid to Common Shareholders 562.7 581.1 Dividends paid to Noncontrolling Interest Shareholders 70.9 79.5 Capital Expenditures 78.4 78.2 Acquisition payments, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests 248.6 330.2 Stock Repurchases, net of Proceeds from Stock Plans 535.2 594.0 Primary Uses of Cash(4) 1,495.8 1,663.0 Net Free Cash Flow(4) $ 389.0 $ 107.5 In millions. See Definition on page 13 and Non-GAAP reconciliations on pages 19 - 22.

11 Credit & Liquidity $ Millions Year Ended December 31, 2023 2022 EBITDA(5) $ 2,315.8 $ 2,302.7 Total Debt / EBITDA 2.4 x 2.4 x Net Debt(6) / EBITDA 0.5 x 0.5 x Debt Bank Loans (Due Less Than 1 Year) $ 10.9 $ 16.9 USD-denominated Senior Notes 4,150.0 4,150.0 EUR-denominated Senior Notes 1,106.0 1,069.8 GBP-denominated Senior Notes 413.9 392.0 Other (30.3) (34.6) Total Debt $ 5,650.5 $ 5,594.1 Cash and Equivalents 4,432.0 4,281.8 Short Term Investments — 60.7 Net Debt(6) $ 1,218.5 $ 1,251.6 In millions. See Definitions on page 13 and Non-GAAP reconciliations on pages 19 - 22.

12 Historical Returns Return on Invested Capital (ROIC)(7) Return on Equity(8) Twelve months ended December 31, 2023 25.8 % Twelve months ended December 31, 2023 40.5 % Twelve months ended December 31, 2022 27.7 % Twelve months ended December 31, 2022 40.4 % In millions. See Definitions on page 13.

13 Notes (a) For the year ended December 31, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after tax) on disposition of certain of our research businesses in the Execution & Support discipline. Included in the three and twelve months ended December 31, 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million, primarily related to the purchase of Flywheel Digital in January 2024. The net aggregate impact to Operating Income for the year ended December 31, 2023 was a reduction of $127.2 million ($102.6 million after tax). The net aggregate effect of these items for the year ended December 31, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.50. (b) Income tax includes impacts related to a gain on the disposition of certain of our research businesses in the Execution & Support discipline, repositioning costs, and charges arising from the effects of the war in Ukraine, as discussed above. (c) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. (d) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs which we bill back to the client directly at our cost and which we are required to include in revenue. (e) Constant Dollar ("C$") expense is calculated by translating the current period’s local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense. Financial Definitions (1) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (2) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation on page 4. (3) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth. (4) See page 19 for the reconciliation of non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Increase (Decrease) in Cash and Cash Equivalents for the periods presented on page 10. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented on page 10 are non-GAAP liquidity measures. See page 23 for the definition of Net Free Cash Flow. (5) EBITA and EBITDA are non-GAAP performance measures. See page 23 for the definition of these measures and page 20 for the reconciliation of Non-GAAP financial measures. (6) Net Debt is a non-GAAP liquidity measure. See page 23 for the definition of this measure, which is reconciled in the table on page 11. (7) Return on Invested Capital is After Tax Reported Operating Income (a non-GAAP performance measure – see page 23 for the definition of this measure and page 19 for the reconciliation of non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments, and operating lease right of use assets). (8) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. (9) The Free Cash Flow amounts presented on page 17 are non-GAAP liquidity measures. See page 23 for the definition of this measure and page 19 for the reconciliation of the non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented on page 17.

14 Appendix

15 Acquisition - Coffee & TV • November 2023 • A global, full-service, artist-led creative studio with locations in London, Los Angeles, and New York • Award-winning specialists in visual effect, design, and color across advertising, long-form, episodic and feature films • www.coffeeand.tv

16 Acquisition - Flywheel Digital "By connecting Flywheel Commerce Cloud's product and transaction data with Omni's audience and behavioral data, we are poised to offer an end- to-end set of services that outpaces the competition. We aim to empower our clients to automate, optimize, and measure their digital commerce and media spend within an increasingly complex marketplace." – Duncan Painter CEO, Flywheel Digital • Announced October 30, 2023, closed January 2, 2024 • e-commerce operations, retail media execution, and market intelligence across the world's leading digital marketplaces • Uniquely positions Omnicom to seamlessly integrate offerings across retail and brand media, digital and in-store commerce, and precision marketing • Over 2,000 professionals • Net cash purchase price of approximately $845 million

17 Free Cash Flow Year Ended December 31, 2023 2022 Net Income $ 1,473.2 $ 1,403.8 Depreciation and Amortization of Intangible Assets 211.1 219.4 Share-Based Compensation 84.8 81.7 Real estate and other repositioning costs 191.5 — Gain on disposition of subsidiary (78.8) — Non-cash charge related to the effects of the war in Ukraine — 65.8 Other Items to Reconcile to Net Cash Used in Operating Activities, net 3.0 (0.2) Free Cash Flow(9) $ 1,884.8 $ 1,770.5 In millions. See Definition on page 13 and non-GAAP reconciliations on pages 19 - 22.

18 Operating Expense Detail - Constant $ Fourth Quarter Full Year 2023 2023 C$(e) 2022 2023 2023 C$(e) 2022 Operating expenses: Salary and related costs $ 1,906.1 $ 1,876.9 $ 1,853.4 $ 7,212.8 $ 7,215.7 $ 7,197.9 Third-party service costs(c) 884.0 876.4 786.5 2,917.9 2,921.4 2,585.5 Third-party incidental costs(d) 163.9 163.5 152.1 570.5 575.7 542.5 Salary and service costs 2,954.0 2,916.8 2,792.0 10,701.2 10,712.8 10,325.9 Occupancy and other costs 290.9 286.1 294.4 1,168.8 1,171.9 1,168.6 Real estate and other repositioning costs(a) — — — 191.5 191.5 — Charges arising from the effects of the war in Ukraine(a) — — — — — 113.4 Gain on disposition of subsidiary(a) — — — (78.8) (78.8) — Cost of services 3,244.9 3,202.9 3,086.4 11,982.7 11,997.4 11,607.9 Selling, general and administrative expenses(a) 115.6 114.5 84.5 393.7 394.0 378.5 Depreciation and amortization 53.7 53.0 54.6 211.1 211.1 219.4 Total operating expenses $ 3,414.2 $ 3,370.4 $ 3,225.5 $ 12,587.5 $ 12,602.5 $ 12,205.8 In millions. See Notes on page 13.

19 Non-GAAP Reconciliations Year Ended December 31, 2023 2022 Net Cash Used in Operating Activities $ 1,421.9 $ 926.5 Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (462.9) (844.0) Free Cash Flow $ 1,884.8 $ 1,770.5 Net Increase (Decrease) in Cash and Cash Equivalents $ 150.2 $ (1,035.0) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (462.9) (844.0) Proceeds from (purchase of) short-term investments 60.8 (61.4) Proceeds from disposition of subsidiary and other 190.0 35.5 Changes in Short-term Debt, net (8.7) 8.9 Other financing, net (55.0) (62.9) Effect of foreign exchange rate changes on cash and cash equivalents 37.0 (218.6) Net Free Cash Flow $ 389.0 $ 107.5 Year Ended December 31, 2023 2022 Reported Operating Income $ 2,104.7 $ 2,083.3 Effective Tax Rate for the applicable period 26.3% 28.1 % Income Taxes on Reported Operating Income 553.5 585.4 After Tax Reported Operating Income $ 1,551.2 $ 1,497.9 In millions

Non-GAAP Reconciliations

	Three Months Ended December 31		Year Ended December 31	
	2023	2022	2023	2022
Net Income - Omnicom Group Inc.	$ 425.7	$ 429.8	$ 1,391.4	$ 1,316.5
Net Income Attributed to Noncontrolling Interests	32.1	26.1	81.8	87.3
Income From Equity Method Investments	2.1	2.6	5.2	5.2
Income Tax Expense	164.2	163.5	524.9	546.8
Income Before Income Taxes and Income From Equity Method Investments	619.9	616.8	1,992.9	1,945.4
Net Interest Expense	26.8	25.9	111.8	137.9
Operating Income	646.7	642.7	2,104.7	2,083.3
Amortization of Intangible Assets	21.4	20.0	80.3	80.3
EBITA	668.1	662.7	2,185.0	2,163.6
Depreciation	32.3	34.6	130.8	139.1
EBITDA	$ 700.4	$ 697.3	$ 2,315.8	$ 2,302.7
EBITA	$ 668.1	$ 662.7	$ 2,185.0	$ 2,163.6
Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
Acquisition transaction costs	14.5	—	14.5	—
EBITA - Adjusted	$ 682.6	$ 662.7	$ 2,312.2	$ 2,277.0
Revenue	$ 4,060.9	$ 3,868.2	$ 14,692.2	$ 14,289.1
EBITA	$ 668.1	$ 662.7	$ 2,185.0	$ 2,163.6
EBITA Margin %	16.5 %	17.1 %	14.9 %	15.1 %
EBITA - Adjusted	$ 682.6	$ 662.7	$ 2,312.2	$ 2,277.0
EBITA Margin % - Adjusted	16.8 %	17.1 %	15.7 %	15.9 %

In millions

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 23, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization, and excludes certain other one-time items. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 11 of this presentation. Adjusted EBITA and EBITA Margin- Adjusted are non-GAAP measures and management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of a subsidiary in 2023 and excluding the charge arising from the effects of the war in Ukraine in 2022, provides investors with a better picture of the performance of the business during the periods presented. See page 23 for definition of non-GAAP financial measures.

Omnicom 20

21 Non-GAAP Reconciliations In millions The above table reconciles the GAAP financial measure of Operating Income to adjusted Non-GAAP financial measure of Non-GAAP Operating Income - Adjusted for the periods presented. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of a subsidiary in 2023 and excluding the charge arising from the effects of the war in Ukraine in 2022, provides investors with a better picture of the performance of the business during the periods presented. Three Months Ended Year Ended December 31, December 31, 2023 2022 2023 2022 Net Income - Omnicom Group Inc.- Reported $ 425.7 $ 429.8 $ 1,391.4 $ 1,316.5 Net Income Attributed To Noncontrolling Interests 32.1 26.1 81.8 87.3 Income From Equity Method Investments 2.1 2.6 5.2 5.2 Income Tax Expense 164.2 163.5 524.9 546.8 Income Before Income Taxes and Income From Equity Method Investments 619.9 616.8 1,992.9 1,945.4 Net Interest Expense 26.8 25.9 111.8 137.9 Operating Income - Reported 646.7 642.7 2,104.7 2,083.3 Real estate and other repositioning costs — — 191.5 — Charges arising from the effects of the war in Ukraine — — — 113.4 Gain on disposition of subsidiary — — (78.8) — Acquisition transaction costs 14.5 — 14.5 — Non-GAAP Operating Income - Adjusted $ 661.2 $ 642.7 $ 2,231.9 $ 2,196.7

22 Fourth Quarter Full Year 2023 2022 2023 2022 Net Income - Omnicom Group Inc. - Reported $ 425.7 $ 429.8 $ 1,391.4 $ 1,316.5 Impact on Net Income related to: Real estate and other repositioning costs — — 145.5 — Charges arising from the effects of the war in Ukraine — — — 118.2 Gain on disposition of subsidiary — — (55.9) — Acquisition Transaction Costs 13.0 — 13.0 — Net Income - Omnicom Group Inc. - Adjusted $ 438.7 $ 429.8 $ 1,494.0 $ 1,434.7 Diluted Shares 199.5 205.2 201.4 207.0 Net Income per Share - Omnicom Group Inc. - Adjusted $ 2.20 $ 2.09 $ 7.41 $ 6.93 Non-GAAP Reconciliations In millions The above table reconciles the GAAP financial measure of Net Income-Omnicom Group Inc., to the adjusted Non-GAAP financial measure of Net Income-Omnicom Group Inc.-Adjusted for the periods presented. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of a subsidiary in 2023, and excluding the charge arising from the effects of the war in Ukraine in 2022, provides investors with a better picture of the performance of the business during the periods presented.

23 Disclosures The preceding materials have been prepared for use in the February 6, 2024 conference call on Omnicom’s results of operations for the three and twelve months ended December 31, 2023. The call will be archived on the Internet at http:// investor.omnicomgroup.com Forward-Looking Statements Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national, or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments, and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing, and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with acquisitions, its critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions, and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. EBITA is defined as operating income before interest, taxes, and amortization of intangible assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non- cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. Free Cash Flow is defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash (used in) provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow is defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA is defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. Net Debt is defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational, and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.